Exhibit 99.1

CTI Group Announces Appointment of Interim President and CEO

INDIANAPOLIS, IN, December 11, 2014 – CTI Group (Holdings) Inc. (OTC: CTIG), a global provider of carrier-grade software solutions and services which empower organizations through communication analytics, today announced that Manfred Hanuschek has been named as CTI Group’s interim President and Chief Executive Officer, effective immediately upon the retirement of John Birbeck from such positions on December 31, 2014. As previously disclosed, on October 16, 2014, in connection with his retirement, Mr. Birbeck tendered his resignation as President and Chief Executive Officer of the Company, effective December 31, 2014. Mr. Birbeck will continue to serve as a member of CTI Group’s Board of Directors. Mr. Hanuschek will retain his duties as CTI Group’s Chief Financial Officer.

“The Board of Directors is delighted that Fred will lead CTI Group,” Michael Reinarts, CTI Group’s Chairman of the Board, commented. “I want to thank Fred for agreeing to serve as interim President and CEO. Having worked with Fred as CTI Group’s CFO, I am confident that he brings the continuity, leadership, business skills, and knowledge of CTI Group necessary to move the Company forward” Mr. Reinarts continued.

Mr. Birbeck stated: “I have worked very closely with Fred over my tenure with CTI Group and I am confident that Fred’s business acumen and capabilities position CTI Group to fully take advantage of growth opportunities. Remaining on the Board, I look forward to ensuring a smooth and seamless transition and continuing to work with Fred.”

“I am pleased to have the opportunity to serve as President and CEO of CTI Group” said Mr. Hanuschek. “I want to thank the Board and my fellow employees for their confidence and support. I look forward to continue working with our accomplished and capable executive team to deliver greater value to our customers and shareholders.”

About CTI Group - CTI Group (Holdings) Inc. is an international provider of electronic invoice processing and management, enterprise communications management software and services solutions, and carrier class voice over internet protocol (VoIP) management applications. CTI Group’s Analysis, SmartBill®, SmartRecord® and Proteus® product suites offer Carriers a full array of Cloud-based, real-time solutions for traffic analysis, post-billing call analysis, customer care and call recording. CTI Group’s products are used by some of the top service providers in North America and Europe, and play a trusted role in managing telephony costs at major corporations internationally. Headquartered in Indianapolis, CTI Group maintains overseas offices in London and Blackburn, UK. For more information, please visit CTI Group’s website at www.ctigroup.com.

Safe Harbor Statement

This release may contain “forward-looking” statements. Examples of forward-looking statements include, but are not limited to: (a) projections of revenue, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of CTI Group or its management or Board of Directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about CTI Group and its business relating to the future; and (e) any statements using the words “could”, “should”, “anticipate”, “expect”, “may”, “project”, “intend”, “will”, “believe” or similar expressions. CTI Group’s ability to predict projected results or the effect of events on CTI Group’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. These factors include, but are not limited to: effects of current economic crisis, ability to attract and retain customers to purchase its products, ability to develop or launch new software products, technological advances by third parties and competition, ability to protect CTI Group’s patented technology, ability to obtain settlements in connection with its patent enforcement activities and risks described in CTI Group’s periodic reports filed with the U.S. Securities and Exchange Commission.

Press Contact

Fred Hanuschek - 317.262.4666

2